SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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KOPPERS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices and zip code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

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Securities Act registration statement file number to which this form relates (if applicable): 333-128250

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

Item 1: Description of Registrant's Securities to be Registered.

The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-128250) of Koppers Holdings Inc. (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2005, as amended from time to time, under the caption “Description of Capital Stock”, and is incorporated herein by reference. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2:  Exhibits.

The following exhibits are filed as a part of this registration statement:
Exhibit No.	Description
None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 27, 2006

KOPPERS HOLDINGS INC. (Registrant) By: /s/ Steven R. Lacy Name: Steven R. Lacy Title: Senior Vice President, Administration, General Counsel and Secretary